Exhibit 99.1

                       Per-Se Technologies Signs Agreement
                          to Sell Patient1 Product Line

     ATLANTA--(BUSINESS WIRE)--June 19, 2003--Per-Se Technologies, Inc. (Nasdaq:
PSTI), a leader in delivering comprehensive business management outsourcing services, financial and clinical software solutions, and Internet-enabled connectivity to the healthcare industry, today announced that it has agreed to sell its Patient1 clinical product line for $30 million in cash to Misys Healthcare Systems, a division of Misys plc (London: MSY.L).
    "While Patient1 is recognized as a leading clinical system and we are proud of our accomplishments and the product's prestigious customer base, the majority of our revenue is derived from the administrative part of the healthcare market," stated Philip M. Pead, Per-Se's chairman, president and chief executive officer. "The sale of Patient1 will allow us to better focus our resources on the services and technologies that help physicians and hospitals make their businesses more efficient and optimize reimbursement."
    "Misys Healthcare Systems is a great match for the Patient1 customer base," stated Pead. "Patient1 allows Misys to expand its clinical focus into the enterprise-wide setting while ensuring that our customers will continue to have the support they need to optimize patient care."
    The Company intends to use the proceeds of the sale for general corporate purposes, including reducing its debt, and expects the impact of the transaction to be accretive. The transaction is expected to close in the next 30 days, subject to completion of customary closing conditions.

    Conference Call

    Per-Se will host a conference call for institutional investors and security analysts at 2 p.m. Eastern time today. All interested investors are invited to access a live audio broadcast of the call via Webcast. The Webcast can be accessed at www.per-se.com in the Investor section by selecting the Webcast link. Listeners should go to the website at least 15 minutes before the scheduled start time of the conference call to download and install any necessary audio software. For those unable to listen to the live broadcast of the call, a replay will be available shortly after completion of the call and will be archived on Per-Se's website for approximately 60 days.

    About Per-Se Technologies

    Per-Se Technologies (Nasdaq: PSTI) is a leader in delivering comprehensive business management outsourcing services, financial and clinical software solutions, and Internet-enabled connectivity for the healthcare industry. Atlanta-based Per-Se enables integrated delivery systems and physician practices to optimize the quality of care delivered and profitability of business operations simultaneously. The leading provider of business management outsourcing services to physicians, Per-Se supports approximately 47,000 physicians and 2,000 healthcare organizations. Per-Se processes more than 240 million medical transactions annually, and its solutions manage 26 million patient lives online. Additional information is available at www.per-se.com.

    Safe Harbor Statement

    This Press Release contains statements that constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Forward-looking statements contained in this Press Release include the intent, belief or current expectations of the Company and members of its management team with respect to the Company's future business operations and the costs or outcome of litigation as well as the assumptions upon which such statements are based. Forward-looking statements include specifically, but are not limited to, estimated proceeds from the transaction, use of proceeds from the transaction and accretion impact from the transaction. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance, and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those contemplated by the forward-looking statements in this Press Release include, but are not limited to, failure to close the transaction and failure to close the transaction within the specified timeframe. Additional factors that would cause actual results to differ materially from those contemplated within this Press Release can also be found in the Company's Safe Harbor Compliance Statement included in the Company's Form 10-Q for the quarter ended March 31, 2002 and Form 10-K for the year ended December 31, 2002. The Company disclaims any responsibility to update any forward-looking statements.

    CONTACT: Per-Se Technologies, Atlanta
             Michele Howard, 770/444-5603
             media@per-se.com
             or
             Manning, Selvage & Lee
             Doug Duffield, 404/870-6844
             media@per-se.com